Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.20 per share, of Evans & Sutherland Computer Corporation, a Utah corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 19th day of February, 2020.

Stephen T. Winn

/s/ Stephen T. Winn

Mirasol Capital, LLC

By:	/s/ Stephen T. Winn

	Name:	Stephen T. Winn
	Title:	President

Elevate Entertainment Partners LLC

By:	/s/ Jeb Terry Jr.

	Name:	Jeb Terry Jr.
	Title:	President and Chief Executive Officer

Elevate Entertainment Holdings Inc.

By:	/s/ Jeb Terry Jr.

	Name:	Jeb Terry Jr.
	Title:	President and Chief Executive Officer

Elevate Entertainment Inc.

By:	/s/ Jeb Terry Jr.

	Name:	Jeb Terry Jr.
	Title:	President and Chief Executive Officer

Elevate Acquisition Corporation

By:	/s/ Jeb Terry Jr.

	Name:	Jeb Terry Jr.
	Title:	President and Chief Executive Officer